Exhibit (c)(18)

CONFIDENTIAL 28 JULY 2008 D R A F T DISCUSSION MATERIALS

D R A F T

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

D R A F T CONFIDENTIAL Table of Contents I SUMMARY COLLAR ANALYSIS 1 II ADDITIONAL COLLAR ANALYSIS 4

D R A F T I Summary Collar Analysis

D R A F T

I SUMMARY COLLAR ANALYSIS

Summary Collar Analysis – Original Proposal

Assumes $1.83 cash consideration, 0.5000x exchange ratio, cap of $24.00, floor of $16.00 (midpoint of $20.00) and second collar at $15.00

Price as a Multiple of: Accretion/(Dilution) Price as a Multiple of:

Traveler 2008E 6/30/08 Exchange Consideration EPS BVPS Premium 6/30/08 12/31/08

Share Price EPS BVPS Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) to Current BVPS BVPS

$26.00 8.8x 1.88x 0.4615x $12.00 $1.83 $13.83 (3%) 2% 18% 50% 1.25x 1.17x

25.50 8.6 1.85 0.4706 12.00 1.83 13.83 (4%) 1% 18% 50% 1.25 1.17

25.00 8.5 1.81 0.4800 12.00 1.83 13.83 (5%) (0%) 19% 50% 1.25 1.17

24.50 8.3 1.77 0.4898 12.00 1.83 13.83 (6%) (1%) 19% 50% 1.25 1.17

24.00 8.1 1.74 0.5000 12.00 1.83 13.83 (7%) (2%) 19% 50% 1.25 1.17

23.50 8.0 1.70 0.5000 11.75 1.83 13.58 (7%) (2%) 19% 47% 1.23 1.15

23.00 7.8 1.66 0.5000 11.50 1.83 13.33 (7%) (2%) 19% 45% 1.21 1.13

22.50 7.6 1.63 0.5000 11.25 1.83 13.08 (7%) (2%) 19% 42% 1.18 1.11

22.00 7.5 1.59 0.5000 11.00 1.83 12.83 (7%) (2%) 19% 39% 1.16 1.09

21.50 7.3 1.56 0.5000 10.75 1.83 12.58 (7%) (2%) 19% 37% 1.14 1.07

21.00 7.1 1.52 0.5000 10.50 1.83 12.33 (7%) (2%) 19% 34% 1.12 1.05

20.50 6.9 1.48 0.5000 10.25 1.83 12.08 (7%) (2%) 19% 31% 1.09 1.02

20.00 6.8 1.45 0.5000 10.00 1.83 11.83 (7%) (2%) 19% 28% 1.07 1.00

19.50 6.6 1.41 0.5000 9.75 1.83 11.58 (7%) (2%) 19% 26% 1.05 0.98

19.00 6.4 1.38 0.5000 9.50 1.83 11.33 (7%) (2%) 19% 23% 1.03 0.96

18.50 6.3 1.34 0.5000 9.25 1.83 11.08 (7%) (2%) 19% 20% 1.00 0.94

18.00 6.1 1.30 0.5000 9.00 1.83 10.83 (7%) (2%) 19% 18% 0.98 0.92

17.50 5.9 1.27 0.5000 8.75 1.83 10.58 (7%) (2%) 19% 15% 0.96 0.90

17.00 5.8 1.23 0.5000 8.50 1.83 10.33 (7%) (2%) 19% 12% 0.93 0.88

16.50 5.7 1.21 0.5000 8.25 1.83 10.08 (7%) (2%) 19% 9% 0.91 0.85

16.00 5.4 1.16 0.5000 8.00 1.83 9.83 (7%) (2%) 19% 7% 0.89 0.83

15.50 5.3 1.12 0.5161 8.00 1.83 9.83 (8%) (3%) 19% 7% 0.89 0.83

15.00 5.1 1.09 0.5333 8.00 1.83 9.83 (9%) (5%) 20% 7% 0.89 0.83

14.50 4.9 1.05 0.5333 7.73 1.83 9.56 (9%) (5%) 20% 4% 0.87 0.81

14.00 4.7 1.01 0.5333 7.47 1.83 9.30 (9%) (5%) 20% 1% 0.84 0.79

(a) Book value per share assumes issuance at current Traveler share price of $22.08.

D R A F T

I SUMMARY COLLAR ANALYSIS

Summary Collar Analysis – Alternative Proposal

Assumes $1.83 cash consideration, 0.4850x exchange ratio, cap of $25.00, floor of $18.50 (midpoint of $21.75) and second collar at $16.75

Price as a Multiple of: Accretion/(Dilution) Price as a Multiple of:

Traveler 2008E 6/30/08 Exchange Consideration EPS BVPS Premium 6/30/08 12/31/08

Share Price EPS BVPS Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) to Current BVPS BVPS

$26.00 8.8x 1.88x 0.4663x $12.13 $1.83 $13.96 (4%) 1% 18% 52% 1.26x 1.18x

25.50 8.6 1.85 0.4755 12.13 1.83 13.96 (5%) 0% 19% 52% 1.26 1.18

25.00 8.5 1.81 0.4850 12.13 1.83 13.96 (5%) (0%) 19% 52% 1.26 1.18

24.50 8.3 1.77 0.4850 11.88 1.83 13.71 (5%) (0%) 19% 49% 1.24 1.16

24.00 8.1 1.74 0.4850 11.64 1.83 13.47 (5%) (0%) 19% 46% 1.22 1.14

23.50 8.0 1.70 0.4850 11.40 1.83 13.23 (5%) (0%) 19% 44% 1.20 1.12

23.00 7.8 1.66 0.4850 11.16 1.83 12.99 (5%) (0%) 19% 41% 1.18 1.10

22.50 7.6 1.63 0.4850 10.91 1.83 12.74 (5%) (0%) 19% 38% 1.15 1.08

22.00 7.5 1.59 0.4850 10.67 1.83 12.50 (5%) (0%) 19% 36% 1.13 1.06

21.50 7.3 1.56 0.4850 10.43 1.83 12.26 (5%) (0%) 19% 33% 1.11 1.04

21.00 7.1 1.52 0.4850 10.19 1.83 12.02 (5%) (0%) 19% 30% 1.09 1.02

20.50 6.9 1.48 0.4850 9.94 1.83 11.77 (5%) (0%) 19% 28% 1.07 1.00

20.00 6.8 1.45 0.4850 9.70 1.83 11.53 (5%) (0%) 19% 25% 1.04 0.98

19.50 6.6 1.41 0.4850 9.46 1.83 11.29 (5%) (0%) 19% 23% 1.02 0.96

19.00 6.4 1.38 0.4850 9.22 1.83 11.05 (5%) (0%) 19% 20% 1.00 0.94

18.50 6.3 1.34 0.4850 8.97 1.83 10.80 (5%) (0%) 19% 17% 0.98 0.92

18.00 6.1 1.30 0.4985 8.97 1.83 10.80 (7%) (2%) 19% 17% 0.98 0.92

17.50 5.9 1.27 0.5127 8.97 1.83 10.80 (8%) (3%) 19% 17% 0.98 0.92

17.00 5.8 1.23 0.5278 8.97 1.83 10.80 (9%) (4%) 20% 17% 0.98 0.92

16.50 5.7 1.21 0.5357 8.84 1.83 10.67 (9%) (5%) 20% 16% 0.97 0.90

16.00 5.4 1.16 0.5357 8.57 1.83 10.40 (9%) (5%) 20% 13% 0.94 0.88

15.50 5.3 1.12 0.5357 8.30 1.83 10.13 (9%) (5%) 20% 10% 0.92 0.86

15.00 5.1 1.09 0.5357 8.04 1.83 9.87 (9%) (5%) 20% 7% 0.89 0.84

14.50 4.9 1.05 0.5357 7.77 1.83 9.60 (9%) (5%) 20% 4% 0.87 0.81

14.00 4.7 1.01 0.5357 7.50 1.83 9.33 (9%) (5%) 20% 1% 0.84 0.79

(a) Book value per share assumes issuance at current Traveler share price of $22.08.

D R A F T

I SUMMARY COLLAR ANALYSIS

Summary Collar Analysis – 7/27 Proposal

Assumes $1.83 cash consideration, 0.4700x exchange ratio, cap of $26.00, floor of $18.00 (midpoint of $22.00) and second collar at $17.00

Price as a Multiple of: Accretion/(Dilution) Price as a Multiple of:

Traveler 2008E 6/30/08 Exchange Consideration EPS BVPS Premium 6/30/08 12/31/08

Share Price EPS BVPS Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) to Current BVPS BVPS

$26.00 8.8x 1.88x 0.4700x $12.22 $1.83 $14.05 (4%) 1% 18% 53% 1.27x 1.19x

25.50 8.6 1.85 0.4700 11.99 1.83 13.82 (4%) 1% 18% 50% 1.25 1.17

25.00 8.5 1.81 0.4700 11.75 1.83 13.58 (4%) 1% 18% 47% 1.23 1.15

24.50 8.3 1.77 0.4700 11.52 1.83 13.35 (4%) 1% 18% 45% 1.21 1.13

24.00 8.1 1.74 0.4700 11.28 1.83 13.11 (4%) 1% 18% 42% 1.19 1.11

23.50 8.0 1.70 0.4700 11.05 1.83 12.88 (4%) 1% 18% 40% 1.17 1.09

23.00 7.8 1.66 0.4700 10.81 1.83 12.64 (4%) 1% 18% 37% 1.14 1.07

22.50 7.6 1.63 0.4700 10.58 1.83 12.41 (4%) 1% 18% 35% 1.12 1.05

22.00 7.5 1.59 0.4700 10.34 1.83 12.17 (4%) 1% 18% 32% 1.10 1.03

21.50 7.3 1.56 0.4700 10.11 1.83 11.94 (4%) 1% 18% 30% 1.08 1.01

21.00 7.1 1.52 0.4700 9.87 1.83 11.70 (4%) 1% 18% 27% 1.06 0.99

20.50 6.9 1.48 0.4700 9.64 1.83 11.47 (4%) 1% 18% 24% 1.04 0.97

20.00 6.8 1.45 0.4700 9.40 1.83 11.23 (4%) 1% 18% 22% 1.02 0.95

19.50 6.6 1.41 0.4700 9.17 1.83 11.00 (4%) 1% 18% 19% 1.00 0.93

19.00 6.4 1.38 0.4700 8.93 1.83 10.76 (4%) 1% 18% 17% 0.97 0.91

18.50 6.3 1.34 0.4700 8.70 1.83 10.53 (4%) 1% 18% 14% 0.95 0.89

18.00 6.1 1.30 0.4700 8.46 1.83 10.29 (4%) 1% 18% 12% 0.93 0.87

17.50 5.9 1.27 0.4834 8.46 1.83 10.29 (5%) (0%) 19% 12% 0.93 0.87

17.00 5.8 1.23 0.4976 8.46 1.83 10.29 (6%) (1%) 19% 12% 0.93 0.87

16.50 5.7 1.21 0.4976 8.21 1.83 10.04 (6%) (1%) 19% 9% 0.91 0.85

16.00 5.4 1.16 0.4976 7.96 1.83 9.79 (6%) (1%) 19% 6% 0.89 0.83

15.50 5.3 1.12 0.4976 7.71 1.83 9.54 (6%) (1%) 19% 4% 0.86 0.81

15.00 5.1 1.09 0.4976 7.46 1.83 9.29 (6%) (1%) 19% 1% 0.84 0.79

14.50 4.9 1.05 0.4976 7.22 1.83 9.05 (6%) (1%) 19% (2%) 0.82 0.77

14.00 4.7 1.01 0.4976 6.97 1.83 8.80 (6%) (1%) 19% (4%) 0.80 0.75

(a) Book value per share assumes issuance at current Traveler share price of $22.08.

D R A F T II Additional Collar Analysis

D R A F T

II ADDITIONAL COLLAR ANALYSIS

Additional Collar Analysis

$1.83 Cash per Share

Price as a Multiple of: 0.5000x 0.4850x 0.4700x

Traveler 2008E 6/30/08 Exchange Total Exchange Total Exchange Total

Share Price EPS BVPS Ratio Consid. Ratio Consid. Ratio Consid.

$26.00 8.8x 1.88x 0.4615x $13.83 0.4663x $13.96 0.4700x $14.05

25.50 8.6 1.85 0.4706 13.83 0.4755 13.96 0.4700 13.82

25.00 8.5 1.81 0.4800 13.83 0.4850 13.96 0.4700 13.58

24.50 8.3 1.77 0.4898 13.83 0.4850 13.71 0.4700 13.35

24.00 8.1 1.74 0.5000 13.83 0.4850 13.47 0.4700 13.11

23.50 8.0 1.70 0.5000 13.58 0.4850 13.23 0.4700 12.88

23.00 7.8 1.66 0.5000 13.33 0.4850 12.99 0.4700 12.64

22.50 7.6 1.63 0.5000 13.08 0.4850 12.74 0.4700 12.41

22.00 7.5 1.59 0.5000 12.83 0.4850 12.50 0.4700 12.17

21.50 7.3 1.56 0.5000 12.58 0.4850 12.26 0.4700 11.94

21.00 7.1 1.52 0.5000 12.33 0.4850 12.02 0.4700 11.70

20.50 6.9 1.48 0.5000 12.08 0.4850 11.77 0.4700 11.47

20.00 6.8 1.45 0.5000 11.83 0.4850 11.53 0.4700 11.23

19.50 6.6 1.41 0.5000 11.58 0.4850 11.29 0.4700 11.00

19.00 6.4 1.38 0.5000 11.33 0.4850 11.05 0.4700 10.76

18.50 6.3 1.34 0.5000 11.08 0.4850 10.80 0.4700 10.53

18.00 6.1 1.30 0.5000 10.83 0.4985 10.80 0.4700 10.29

17.50 5.9 1.27 0.5000 10.58 0.5127 10.80 0.4834 10.29

17.00 5.8 1.23 0.5000 10.33 0.5278 10.80 0.4976 10.29

16.50 5.6 1.19 0.5000 10.08 0.5357 10.67 0.4976 10.04

16.00 5.4 1.16 0.5000 9.83 0.5357 10.40 0.4976 9.79

15.50 5.3 1.12 0.5161 9.83 0.5357 10.13 0.4976 9.54

15.00 5.1 1.09 0.5333 9.83 0.5357 9.87 0.4976 9.29

14.50 4.9 1.05 0.5333 9.56 0.5357 9.60 0.4976 9.05

14.00 4.7 1.01 0.5333 9.30 0.5357 9.33 0.4976 8.80

Cap $24.00 $25.00 $26.00

Floor 16.00 18.50 18.00

Midpoint 20.00 21.75 22.00

D R A F T

II ADDITIONAL COLLAR ANALYSIS

Comparison to 0.5000x Exchange Ratio + $1.83 Cash per Share

$1.83 Cash per Share

0.4850x 0.4700x

Price as a Multiple of: 0.5000x Change Change

Traveler 2008E 6/30/08 Total 2010E EPS Total 2010E EPS Total 2010E EPS

Share Price EPS BVPS Consid. Acc./(Dil.) Consid. Acc./(Dil.) Consid. Acc./(Dil.)

$26.00 8.8x 1.88x $13.83 2% $0.13 (0%) $0.22 (1%)

25.50 8.6 1.85 13.83 1% 0.13 (0%) (0.02) 0%

25.00 8.5 1.81 13.83 (0%) 0.13 (0%) (0.25) 1%

24.50 8.3 1.77 13.83 (1%) (0.12) 0% (0.48) 2%

24.00 8.1 1.74 13.83 (2%) (0.36) 1% (0.72) 3%

23.50 8.0 1.70 13.58 (2%) (0.35) 1% (0.71) 3%

23.00 7.8 1.66 13.33 (2%) (0.35) 1% (0.69) 3%

22.50 7.6 1.63 13.08 (2%) (0.34) 1% (0.68) 3%

22.00 7.5 1.59 12.83 (2%) (0.33) 1% (0.66) 3%

21.50 7.3 1.56 12.58 (2%) (0.32) 1% (0.65) 3%

21.00 7.1 1.52 12.33 (2%) (0.32) 1% (0.63) 3%

20.50 6.9 1.48 12.08 (2%) (0.31) 1% (0.62) 3%

20.00 6.8 1.45 11.83 (2%) (0.30) 1% (0.60) 3%

19.50 6.6 1.41 11.58 (2%) (0.29) 1% (0.59) 3%

19.00 6.4 1.38 11.33 (2%) (0.29) 1% (0.57) 3%

18.50 6.3 1.34 11.08 (2%) (0.28) 1% (0.56) 3%

18.00 6.1 1.30 10.83 (2%) (0.03) 0% (0.54) 3%

17.50 5.9 1.27 10.58 (2%) 0.22 (1%) (0.29) 2%

17.00 5.8 1.23 10.33 (2%) 0.47 (2%) (0.04) 0%

16.50 5.6 1.19 10.08 (2%) 0.59 (3%) (0.04) 0%

16.00 5.4 1.16 9.83 (2%) 0.57 (3%) (0.04) 0%

15.50 5.3 1.12 9.83 (3%) 0.30 (2%) (0.29) 2%

15.00 5.1 1.09 9.83 (5%) 0.04 (0%) (0.54) 3%

14.50 4.9 1.05 9.56 (5%) 0.03 (0%) (0.52) 3%

14.00 4.7 1.01 9.30 (5%) 0.03 (0%) (0.50) 3%

Cap $24.00 $25.00 $26.00

Floor 16.00 18.50 18.00

Midpoint 20.00 21.75 22.00